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                                                                    Exhibit 99.1

Contact:       For Media:     John Calagna
                              212-578-6252

               For Investors: Kevin Helmintoller
                              212-578-5140

                    METLIFE CEO AND CFO CERTIFY SEC FILINGS

NEW YORK, August 14, 2002 - MetLife, Inc. (NYSE: MET) announced today that Robert H. Benmosche, chairman and chief executive officer, and Stewart G. Nagler, vice chairman and chief financial officer, signed and filed sworn statements with the U.S. Securities and Exchange Commission (SEC) certifying MetLife, Inc.'s 2001 Form 10-K, first and second quarter 2002 Forms 10-Q and 2002 proxy statement, among other filings. Mr. Benmosche's and Mr. Nagler's sworn statements were submitted in accordance with SEC Order No. 4-460.

In addition, Messrs. Benmosche and Nagler signed and filed certifications with the SEC regarding the company's Form 10-Q for the quarter ended June 30, 2002 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Both sets of certifications are available on MetLife's Web site at www.metlife.com.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve approximately 10 million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 13 countries.

                                     # # #

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services;
(ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or debt ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; and (xiv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.